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                                                                    Exhibit 16.1

                                ERNST & YOUNG LLP
                          501 West Broadway, Suite 1100
                               San Diego, CA 92101


March 19, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of the Form 8-K dated March 18, 2003 of e.Digital Corporation and are in agreement with the statements contained in the first, second, third and sixth paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                      Very truly yours,


                                  /S/ Ernst & Young LLP
                                      Ernst & Young LLP







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